Exhibit 10.10

TEN Holdings, Inc.

2024 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of this Equity Incentive Plan (the “Plan”) are to encourage selected employees, officers, directors and consultants of TEN Holdings, Inc., a Nevada corporation, (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” shall refer to Company’s board of directors (the “Board”) or the Committee (as defined below), as applicable. The Administrator may delegate its duties and powers under this Plan in whole or in part to a person, which includes, but is not limited to, a third-party administrator, designated by the Administrator, in accordance with applicable laws and the Company’s articles of incorporation and bylaws.

(b) “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Board and/or the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Consultant” shall mean a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor. Service as a consultant shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(g) “Committee” shall mean a committee of not fewer than two members, each of whom is a member of the Board and all of whom are disinterested persons, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and each of whom is an outside director for purposes of Section 162(m) of the Code, acting in accordance with the provisions of Section 3 hereof, designated by the Board to administer the Plan.

(h) “Director” shall mean any director of the Company or of any Affiliate.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Employee” shall mean any employee of the Company or of any Affiliate.

(k) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

(i) If the Shares of the Company are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value will be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator. “Trading Day” means a day that the primary stock exchange (or share exchange), national market system, or other trading platform, as applicable, upon which the Shares are listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading;

(ii) If the Shares of the Company are regularly quoted by a recognized securities dealer but selling prices are not listed on an established stock exchange as described above, or if the Shares are quoted on the Over-the-Counter (OTC) market, be that the OTCQB, OTCBB or Pink Sheets, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal, the OTC, or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be the Share price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; or

(iii) If the Shares are not readily tradable on an established securities market, the Fair Market Value will be determined in good faith by the Administrator, which may determine the Fair Market Value by an independent appraisal.

(l) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(m) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n) “Officer” shall mean any officer of the Company or of any Affiliate who performs policy and decision-making functions, or any other person who performs similar policy and decision-making functions for the Company.

(o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

2

(q) “Participant” shall mean any person that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company or an Affiliate in a key capacity; an Officer or Director of the Company; a person engaged by the Company as a Consultant; or a lawyer, law firm, accountant or accounting firm) who receives an Award under the Plan.

(r) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(s) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(t) “Released Securities” shall mean Shares of Restricted Stock as to which all restrictions imposed by the Administrator have expired, lapsed, or been waived.

(u) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(v) “Restricted Stock Unit” shall mean an Award which is an unfunded and unsecured promise to deliver cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator that may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator.

(w) “Shares” shall mean the shares of common stock of the Company, $0.0001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(x) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Administrator.

Subject to the provisions of the Plan, the Administrator shall have authority to (a) determine the type or types of Awards to be granted to each Participant under the Plan; (b) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (c) determine the terms and conditions of any Award; (d) determine the time or times when each Award shall become exercisable and the duration of the exercise period; (e) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (f) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Administrator; (g) construe and interpret the Plan; (h) consistent with Section 7 hereof, promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Award; (i) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates; (j) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan; and (k) consistent with the Plan, make all other determinations necessary or advisable for the Plan’s administration. The Administrator’s interpretation and construction of any provisions of the Plan or of any Award shall be conclusive and final. The Administrator shall not be liable for any action or determination made in good faith with respect to the Plan or any Award.

3

In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, once the Award is made, the Administrator shall not have discretion to increase the amount of compensation payable under the Award that would otherwise be due upon attainment of the performance goal.

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i) CALCULATION OF NUMBER OF SHARES AVAILABLE. The maximum number of Shares reserved and available for granting Awards under the Plan shall be an aggregate of 10% of the Company’s authorized Shares of common stock, which equals 25,000,000 Shares of common stock (including any other securities underlying such Shares on a one-to-one basis), and such Awards shall commence in 2024 and shall include grants in subsequent years, as may be determined by the Administrator, subject in all cases to adjustment as provided in Section 4(b) below. Further, if, after the Effective Date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of the Shares (determined at the time the Award is granted) with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company or Affiliates) exceeds one hundred thousand dollars ($100,000, or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

In the event of any forward or reverse stock splits, recapitalizations, or combination of the authorized, issued and outstanding Shares of common stock, the aforesaid maximum of 25,000,000 Shares of common stock (as adjusted as per section 4(a)(i) above) and the exercise prices of Awards and Shares granted under the Plan shall be appropriately adjusted, as per Section 4(b) below.

(ii) ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

4

(B) Dividend Equivalents and Awards not denominated in Shares shall not be counted against the aggregate number of Shares available for granting Awards under the Plan.

(iii) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury shares.

(b) ADJUSTMENTS. In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, purchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided, further, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

Any Employee, Officer, Director or Consultant of the Company shall be eligible to receive Awards under the Plan. The Board shall approve any Awards granted to members of the Committee.

SECTION 6. AWARDS

(a) OPTIONS. The Administrator is hereby authorized to grant Options which are consistent with the provisions of the Plan, as the Administrator shall determine:

(i) EXERCISE PRICE. The exercise price per Share of each Option shall be determined by the Administrator; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a “10-percent stockholder” as such term is used in Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(ii) OPTION TERM. The term of each Option shall be fixed by the Administrator, provided that no Incentive Stock Option shall have a term greater than ten (10) years (five (5) years in the case of a “10-percent stockholder”, as such term is used in Section 422(c)(5) of the Code).

(iii) TIME AND METHOD OF EXERCISE. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

5

(iv) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b) STOCK APPRECIATION RIGHTS. The Administrator is hereby authorized to grant Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise or, if the Administrator shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise, over (2) the grant price of the right as specified by the Administrator. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Administrator. The Administrator may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i) ISSUANCE. The Administrator is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units.

(ii) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Administrator may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(iii) REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) FORFEITURE. Except as otherwise determined by the Administrator, upon termination of employment (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Administrator may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Administrator shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

6

(d) PERFORMANCE AWARDS. The Administrator is hereby authorized to grant Performance Awards. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Administrator and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Administrator shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Administrator. The goals established by the Administrator shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total stockholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other qualitative or quantitative measure that the Administrator deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement. The goals need not be consistent between Participants of the Plan.

(e) DIVIDEND EQUIVALENTS. The Administrator is hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Administrator, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Administrator shall determine.

(f) OTHER STOCK-BASED AWARDS. The Administrator is hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Administrator to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan, the Administrator shall determine the terms and conditions of such Awards.

(g) GENERAL.

(i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Administrator, be granted either alone or in addition to, in tandem with, or in substitution for any other award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other awards.

(iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Administrator shall determine, including, without limitation, cash, Shares, other securities, other awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

7

(iv) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Administrator, a Participant may, in the manner established by the Administrator, (a) designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant or (b) transfer any Award other than an Incentive Stock Option for bona fide estate planning purposes. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant, a permitted transferee or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Administrator; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

(vi) SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan, if any, pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.

(b) AMENDMENTS TO AWARDS. Unless otherwise agreed to in writing between the Company and a Participant, the Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.

8

(c) ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. Except as provided in the following sentence, the Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan. In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Administrator shall not have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

(d) CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. GENERAL PROVISIONS

(a) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, other holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) DELEGATION. The Administrator may delegate to one or more Officers or managers of the Company or any Affiliate, or a committee of such Officers or managers, or consistent with the Plan, to any person designated by the Administrator, the authority, subject to such terms and limitations as the Administrator shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by Employees, Officers, Directors, Consultants, or other holders or beneficiaries of Awards under the Plan who are not Officers or Directors of the Company for purposes of Section 16 of the Exchange Act, and who also are not “covered employees” for purposes of Section 162(m) of the Code.

(c) WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to remain an Employee, Officer, Director or Consultant of the Company or any Affiliate. Further, the Company or an Affiliate may at any time terminate the service of any Employee, Officer, Director or Consultant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

9

(f) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable federal law.

(g) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, Shares, other securities, or other property shall be paid or transferred in lieu of any fractional Share, or whether such fractional Shares of any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9. EFFECTIVE DATE OF THE PLAN

Subject to the approval of the shareholders of the Company, the Plan shall be effective September 5, 2024 (the “Effective Date”); provided, however, that to the extent that Awards are granted under the Plan before its approval by shareholders, the Awards will be contingent on approval of the Plan by the shareholders of the Company at an annual meeting, special meeting, or by written consent.

SECTION 10. TERM OF THE PLAN

No Award shall be granted under the Plan more than ten (10) years after the Effective Date. However, unless otherwise expressly provided in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

The foregoing Equity Incentive Plan was duly adopted and approved by the Board on September 5, 2024.

TEN Holdings, Inc.

By:	/s/ Randolph Wilson Jones III
Randolph Wilson Jones III
President

10